UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2003

DYNATEM, INC.

(Exact name of Registrant as specified in its charter)

California	0-16250	95-3627099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

23263 Madero, Suite C, Mission Viejo, California 92691

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 855-3235

(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE.

As set forth in Exhibit 99 attached hereto, on October 21, 2003, Dynatem, Inc. (the “Company”) announced the commencement of a repurchase plan with respect to the proposed repurchase by the Company of shares of the Company’s common stock in an aggregate amount not to exceed $300,000.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

99	- Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATEM, INC.

Date: October 21, 2003	By:	/s/ MICHAEL HORAN

Michael Horan, President